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                                                            EXHIBIT 99.(a)(1)(D)

                                  ELECTION FORM

Extensity, Inc.
2200 Powell Street, Suite 300
Emeryville, CA  94608
Attn:  Ana Drivon

        I have received and carefully reviewed Extensity, Inc.'s Offer to Exchange and Summary of Terms dated May 4, 2001, sent to employees holding options to purchase Common Stock of Extensity, Inc. (the "Company"), granted under its 1996 Stock Option Plan or its 2000 Nonstatutory Stock Option Plan. Defined terms not explicitly defined herein but defined in the Offer to Exchange, shall have the same definitions as in the Offer to Exchange.

        Pursuant to the terms of the Offer, I elect to have one or more Eligible Options held by me, as specified below, cancelled in exchange for a right to receive Short-Term Options and New Options, as those terms are defined in the Offer. I hereby agree that, unless I revoke my election before 12:00 p.m. Pacific Daylight Time on June 5, 2001 (or a later expiration date if Extensity extends the Offer), my election will be irrevocable and, if accepted by Extensity, such surrendered Eligible Options will be cancelled in their entirety on June 5, 2001 (or a later expiration date if Extensity extends the Offer). I understand that, subject to my continuous employment or service through the grant date of the Short-Term Option and New Option, I will have the right to receive a Short-Term Option, to be granted on June 6, 2001 and a New Option, to be granted on a date between December 6, 2001 and December 12, 2001.

[ ] I hereby elect to cancel, upon the terms and conditions stated in the Offer, the following Eligible Option(s):

---------------------------------------------------------            ----------------------------------------------------------
                                       NUMBER OF SHARES                                                      NUMBER OF SHARES
OPTION NUMBER      OPTION GRANT DATE   TO BE EXCHANGED                 OPTION NUMBER    OPTION GRANT DATE    TO BE EXCHANGED
---------------------------------------------------------            ----------------------------------------------------------

---------------------------------------------------------            ----------------------------------------------------------

---------------------------------------------------------            ----------------------------------------------------------

        I UNDERSTAND THAT ANY ELIGIBLE OPTIONS GRANTED TO ME ON OR AFTER DECEMBER 4, 2000 WILL AUTOMATICALLY BE SURRENDERED FOR CANCELLATION UNDER THE OFFER EVEN IF SUCH OPTIONS ARE NOT LISTED ABOVE. I agree to deliver to Extensity the original stock option grant form(s) for such options, upon request. I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Option(s) after the date of this election (unless I revoke this election) and that such options will be cancelled as of June 5, 2001 (or a later expiration date if Extensity extends the Offer).

        I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Extensity (except on an at will basis). I agree that Extensity has made no representations or warranties to me regarding this Offer or the future pricing of Extensity's stock and that my participation in this Offer is at my own discretion. I agree that Extensity shall not be liable for any costs, taxes, loss or damage that I may incur through my election to participate in this Offer.

[ ]     I DO NOT accept the offer to exchange options



                                    Date:
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      Optionee Signature

Name:
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          (Please print)



EXTENSITY HEREBY AGREES AND ACCEPTS THIS ELECTION FORM, AND SUCH ACCEPTANCE SHALL BE BINDING ON EXTENSITY'S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

EXTENSITY, INC.

                                    Date:
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